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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                FILE NUMBER 333-

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   NUVIM, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

               Delaware                               13-4083851
       ------------------------                ------------------------
       (State of Incorporation)                (I.R.S. Employer ID No.)

Suite 210, 12 North State Route 17, Paramus, NJ          07652
-----------------------------------------------       ----------
        (Address of Principal Offices)                (Zip Code)

                           (1) 2001 Stock Option Plan
                           (2) 2002 Stock Option Plan
                      (3) 2005 Incentive Stock Option Plan
                      (4) 2005 Directors Stock Option Plan
                           (5) 2006 Stock Option Plan
                           (6) 2007 Stock Option Plan
                      ------------------------------------
                            (Full Title of the Plans)

                               Richard P. Kundrat
              Suite 210, 12 North State Route 17, Paramus, NJ 07652
              -----------------------------------------------------
                     (Name and address of Agent for Service)

                                  201.566.1010
          ------------------------------------------------------------
          (Telephone number, including area code of Agent for Service)

                         Calculation of Registration Fee

Title of             Amount         Maximum           Maximum        Amount of
securities to        to be       offering price      Aggregate      registration
be registered      registered      per share       offering price       fee
----------------   ----------    --------------   ---------------   ------------
Common Stock (1)    4,936,147      $0.32 (2)      $ 1,579,561 (2)      $48.49

(1) Issuable pursuant to the Plans.

(2) Estimated Price in accordance with Rule 457(h) and based upon the last reported sale of $0.32 per share on the NASD OTC Electronic Bulletin Board on May 18, 2007

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                        PART I - INFORMATION REQUIRED IN
                          THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

The documents containing the information related to the NuVim 2001 Stock Option Plan, 2002 Stock Option Plan, 2005 Incentive Stock Option Plan, 2005 Directors Stock Option Plan, 2006 Stock Option Plan, and 2007 Stock Option Plan (the "Plans") which are not being filed as part of this Registration Statement (the "Registration Statement"), and documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, which taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 (the "Securities Act") will be sent or given to the option holder by the Registrant as specified by Rule 428(b)(1) of the Securities Act.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The Registrant will provide to the participant a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference in Item 3 of Part II hereof and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act. The statement shall include the address (giving the title or department) and telephone number to which the request is to be directed.

                         Part II - INFORMATION REQUIRED
                               IN THE REGISTRATION
                                    STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant incorporates the following documents filed with the Securities and Exchange Commission by reference in this Registration Statement:

(a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 filed on April 12, 2007.

(b) The Registrant's Quarterly Report on Form 10-QSB filed on May 14, 2007.

(c) The portion of Registrant's Registration on Form SB-2 that provides a description of Registrant's Common Stock, $0.001 par value.

All other documents filed by Registrant after the date of this Registration Statement under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, (the "Exchange Act") shall (until the filing of a post-effective amendment which either indicates that all the securities offered have been sold or deregisters all the securities then remaining unsold) be deemed to be incorporated by reference herein to be a part hereof from the date of filing of those documents.

ITEM 4.   DESCRIPTION OF SECURITIES:  NOT APPLICABLE.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL:  NOT APPLICABLE.

ITEM 6.   INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Sections 1 of Articles III and IV of the Company's By-laws provide that every director, officer, employee, and agent of the Registrant and its subsidiaries shall be indemnified and held harmless to the fullest extent

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legally  permissible under the General  Corporation Law of the State of Delaware against all expenses, liability, and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED: NOT APPLICABLE

ITEM 8.   EXHIBITS.

 5.1 Opinion of Mark Alan Siegel, Esq., regarding legality of shares being issued.

23.1      Consent of Mark Alan Siegel, Esq. (included in Exhibit 5.1)

23.2      Consent of Withum Smith+Brown P.C., Certified Public Accountants

99.1 NuVim, Inc. 2001 Employee Stock Option Plan (Incorporated by reference from Registration Statement filed December 2, 2004).

99.2      2002  Stock  Option  Plan   (Incorporated   by   reference   from  the
          Pre-Effective Amendment No.1 to the Registration Statement filed on February 3, 2005)

99.3 2005 Incentive Stock Option Plan (Incorporated by reference from the Pre-Effective Amendment No.3 to the Registration Statement filed on March 31, 2005)

99.4 2005 Directors Stock Option Plan (Incorporated by reference from the Pre-Effective Amendment No.3 to the Registration Statement filed on March 31, 2005)

99.5 2006 Stock Option Plan (Incorporated by reference from the Current Report on Form 8-K filed May 30, 2006)

99.6 2007 Stock Option Plan (Incorporated by reference from Schedule 14C filed on April 27, 2007)

ITEM 9.   UNDERTAKINGS.

(a)  The Registrant hereby undertakes all of the following:

(1) During any period in which offers or sales are being made, the Registrant will file a post-effective amendment to the Registration Statement to:

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the Registration Statement; and

          (iii) include any material information with respect to the Plan of distribution not previously disclosed in the registration statement or any material change to any information in the registration statement.

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Provided,  however,  that the information  required by paragraphs  (a)(1)(i) and
(a)(1)(ii) shall not be supplied by post-effective amendment if the information required to be included by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended that are incorporated by reference into this Registration Statement.

(2) For the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

(3) Remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

Registrant: Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paramus, State of New Jersey on May 17, 2007.

NUVIM, INC.

By:  /s/ Richard P. Kundrat
     -----------------------------------
     Richard P. Kundrat, CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

     /s/ Richard P. Kundrat                           Dated: May 17, 2007
     -----------------------------------
     Richard Kundrat, Director

     /s/ Stanley Moger                                Dated: May 17, 2007
     -----------------------------------
     Stanley Moger, Director

     /s/ Calvin Hodock                                Dated: May 17, 2007
     -----------------------------------
     Calvin Hodock, Director

     /s/ Peter V. DeCrescenzo                         Dated: May 17, 2007
     -----------------------------------
     Peter V. DeCrescenzo, Director

                                                      Dated: May __, 2007
     -----------------------------------
     Doug Scott, Director

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